Exhibit 4(f)-4




                        AMENDMENT NO. 1
                  dated as of ______ __, 199_

                               to

              PARTICIPATION AGREEMENT NO. [1/2/3]
                 dated as of September 1, 1989

                             among

                         ESSL 2, INC.,
                      as Owner Participant

                    W3A FUNDING CORPORATION,
                     as Funding Corporation

                FIRST NATIONAL BANK OF COMMERCE,
                        as Owner Trustee

                     BANKERS TRUST COMPANY,
           as [successor] Corporate Indenture Trustee under Indenture of Mortgage and Deed of Trust No. [1/2/3], dated as of September 1, 1989,
            as supplemented, with the Owner Trustee,
                and as Collateral Trust Trustee
               under Collateral Trust Indenture
             dated as of _________________, 199__
            with the Lessee and Funding Corporation,

                         STANLEY BURG,
          as [successor] Individual Indenture Trustee under Indenture of Mortgage and Deed of Trust No. [1/2/3], dated as of September 1, 1989,
            as supplemented, with the Owner Trustee,

                              and

                LOUISIANA POWER & LIGHT COMPANY,

                           as Lessee

           THIS AMENDMENT NO. 1, dated as of _____ ___, 199_ ("PA Amendment No. 1"), to PARTICIPATION AGREEMENT NO. [1/2/3], dated as of September 1, 1989, among ESSL 2, Inc., as Owner Participant (such term and all other capitalized terms used herein and not defined herein having the respective meanings specified in
Appendix A to the Participation Agreement, as modified by Schedule A-1 thereto), W3A FUNDING CORPORATION, as Funding Corporation, FIRST NATIONAL BANK OF COMMERCE, not in its individual capacity but solely as Owner Trustee, BANKERS TRUST COMPANY, as [successor] Corporate Indenture Trustee under the Indenture and as Collateral Trust Trustee under the Collateral Trust Indenture, STANLEY BURG, not in his individual capacity but solely as [successor] Individual Indenture Trustee under the Indenture, and LOUISIANA POWER & LIGHT COMPANY, as Lessee.

                      W I T N E S S E T H:

           WHEREAS, the parties to this PA Amendment No. 1, other than Funding Corporation and the Collateral Trust Trustee, are parties to Participation Agreement No. [1/2/3], dated as of September 1, 1989 (the "Participation Agreement"), among the Owner Participant, the Owner Trustee, the Corporate Indenture Trustee, the Individual Indenture Trustee and the Lessee; and

           WHEREAS, the Initial Series Bonds were issued by the Owner Trustee in connection with the acquisition of the Undivided
Interest; and

           WHEREAS, Section 2(b) of the Participation Agreement provides for a refunding of outstanding Bonds upon the satisfaction of the conditions set forth in Sections 2 and 10(c) of the Participation Agreement and Section 2.05 of the Indenture; and

           WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, Funding Corporation, the Indenture Trustee and the Collateral Trust Trustee have entered into the Refunding Agreement, dated as of ________ __, 199_, providing for the issuance by the Owner Trustee of Additional Bonds, including Refunding Bonds, to provide funds to redeem the Outstanding Initial Series Bonds and to pay certain other costs incurred in connection therewith; and

           WHEREAS, the Lessee and the Owner Participant have agreed for the Owner Participant to make an additional equity investment and to cause the refinancing of the Outstanding Initial Series Bonds through the issuance of Additional Bonds (including Refunding Bonds) and Collateral Bonds in amounts sufficient to finance certain transaction expenses associated with the refinancing and the premium on the Initial Series Bonds, and accordingly have agreed that the refunding contemplated by the Refunding Agreement will require certain amendments to the Transaction Documents; and

           WHEREAS, the parties hereto wish (x) to amend the Participation Agreement to provide for the utilization of Funding Corporation in connection with the refunding of Bonds, and (y) to effect the refunding of the Outstanding Initial Series Bonds through a refunding transaction in which, among other things, Funding Corporation will issue Collateral Bonds to the public and will apply a portion of the proceeds thereof as a Refunding Loan for the account of the Owner Trustee for the refunding in whole of the Outstanding Initial Series Bonds, such loan to be evidenced by Additional Bonds issued by the Owner Trustee to or upon the order of Funding Corporation;

           WHEREAS, Basic Rent and the Value Schedules, as set forth in Lease Supplement No. 1, have been adjusted to take into effect, among other things, the additional Tax Assumptions set forth in TIA Amendment No. 1 and the additional Pricing Assumptions set forth in Schedule 2 hereto;

          NOW, THEREFORE, in consideration of the premises and of
other   good   and  valuable  consideration,  the   receipt   and
sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                          ARTICLE ONE

                          AMENDMENTS

Section 1.01.  Amendments.

     (a)  The Participation Agreement is hereby amended by adding
Funding Corporation and the Collateral Trust Trustee as parties thereto. The Participation Agreement is further amended in the following respects:

      (b) The first sentence of Section 1 is deleted and the following inserted in lieu thereof:

           "For the purposes hereof, capitalized terms used herein shall have the meanings assigned to such terms in Appendix A hereto as modified by Schedule A-1 thereto."

     (c)  Section 2 is amended as follows:

      (1) Paragraphs (b), (c) and (d) are deleted and the following inserted in lieu thereof:

           "(b) Refunding of Bonds. (1) Subject to satisfaction of the conditions set forth in this Section 2 and Section 10(c), Section 2.05 of the Indenture and the terms of the Refunded Bonds (as defined below), the Lessee shall have the right to request the Owner Trustee to, and upon any such request the Owner Trustee shall, take such steps as may be necessary to refund in whole or in part any Bonds then Outstanding (the "Refunded Bonds"), including the issuance on any Refunding Date of one or more series of Additional Bonds (any such Additional Bonds with respect to which the proceeds are used to refund the Refunded Bonds being hereinafter referred to as the "Refunding Bonds") to or upon the order of Funding Corporation in an aggregate principal amount equal to such Refunded Bonds; provided, however, that unless the Owner Participant shall have consented thereto, the Lessee shall not exercise the right granted in this
     Section 2(b) on more than six occasions. In addition, subject to the terms of the Indenture and Section 10(c), the Lessee may require the Owner Trustee to issue Additional Bonds and to use the proceeds thereof to finance (x) all fees, expenses, disbursements and costs (including legal and other professional fees and expenses) incurred by the Owner Participant, the Owner Trustee, the Indenture Trustee and the Collateral Trust Trustee (to the extent that the Lessee is liable therefor pursuant to Section 13(c)) in connection with any refunding pursuant to this Section 2(b)[,][and] (y) all fees, expenses, disbursements and costs incurred by the Lessee in connection with any such refunding pursuant to this Section 2(b), including, without limitation, the costs of preparing any related underwriting agreement and registration statement, all filing fees relating to any such registration statement, the fees, expenses and disbursements of counsel to any underwriters of the Additional Bonds, rating agency fees, and the fees and commissions of the underwriters of such Additional Bonds (including the
     Refunding Bonds) [and (z) any premium payable on the Refunded Bonds].

           (2) Subject to satisfaction of the conditions set forth in this Section 2 and Section 10(c) and Section 2.04 of the Collateral Trust Indenture, the Lessee shall have the right to request Funding Corporation to issue Collateral
     Bonds in connection with the issuance of Additional Bonds pursuant to this Section 2(b), and upon such request, on any Refunding Date, Funding Corporation shall issue and sell Collateral Bonds and lend a portion of the proceeds thereof for the account of the Owner Trustee in an amount (a "Refunding Loan") equal to the aggregate principal amount of the related Additional Bonds, provided, however, that unless the Owner Participant shall have consented thereto, the Lessee shall not exercise the right granted in this
     Section 2(b) on more than six occasions. Funding Corporation shall pay the proceeds of any Refunding Loan directly to the Indenture Trustee in immediately available funds at the Corporate Trust Office. The Owner Trustee's obligation to repay a Refunding Loan shall be evidenced by one or more Additional Bonds, issued to or upon the order of Funding Corporation and pledged to the Collateral Trust Trustee as security for the related Collateral Bonds, which Additional Bonds shall be in an aggregate principal amount equal to the Refunding Loan, shall bear interest at the rate per annum, and shall be payable as set forth in, or determined under, the Indenture. Not less than three Business Days prior to the Refunding Date, Funding Corporation shall deliver to the Owner Participant and the Lessee a certificate setting forth the information necessary to complete the Additional Bond or Bonds to be issued in exchange for such Refunding Loan (including any schedule or schedules thereto). Upon such delivery, and upon approval by the Lessee and the Owner Participant of the terms thereof, the Owner Participant and the Lessee shall cause the form of each such Additional Bond to be completed and forwarded to the Owner Trustee for execution. Anything herein to the contrary notwithstanding, the Lessee shall be under no obligation whatsoever to utilize Funding Corporation or cause the issuance of Collateral Bonds in connection with any refundings contemplated by this Section 2(b).

           (3) The refundings contemplated by this Section 2(b) shall be effected at the request of the Lessee given in writing to the Owner Participant at least 20 Business Days prior to the Refunding Date; provided, however, that (i) no such request shall be made or refunding shall occur while an Event of Default shall have occurred and be continuing, (ii) except as contemplated in Sections 3(d), 3(e) and 3(f) of the Facility Lease, Net Economic Return shall not be adversely affected thereby (or appropriate adjustments shall have been made or shall be made on the Refunding Date pursuant to Sections 3(e) and 3(f) of the Facility Lease to preserve Net Economic Return), and (iii) any modifications of the Transaction Documents (after giving effect to any adjustments pursuant to clause (ii) above) shall not, in the opinion of the Owner Participant's Special Tax Counsel, adversely affect the tax benefits contemplated by the Owner Participant in entering into the transactions contemplated by this Participation Agreement and the other Transaction Documents; and provided, further, that any notice of refunding given by the Lessee to the Owner Participant as contemplated by this sentence shall be revocable by the Lessee and shall be sufficient if such notice sets forth an approximate date on which a particular refunding is to occur; and provided, further, that the Lessee shall give the Owner Participant at least three Business Days' irrevocable notice prior to the Refunding Date of those terms of the Additional Bonds which the Lessee may determine as provided below. Subject to the conditions of this Section 2(b) and
     Section 10(c), the Owner Participant agrees to cooperate with the Lessee in order to accomplish the refundings requested by the Lessee.

           (4) In setting the terms of the Additional Bonds issued in connection with a refunding (including the
     Refunding Bonds), the Lessee, in its sole discretion, may determine the number of tranches of debt, the interest rates applicable thereto (reflective of actual market conditions) and the final maturities thereof (which shall be no later than July 2, 2017) and, based on such determination, the Owner Participant shall determine the principal amount, the sinking fund or amortization schedules and the average life applicable to all tranches of such Additional Bonds (provided that unless the Lessee shall have consented thereto the aggregate average life of all such Additional Bonds, together with the other Bonds which shall remain Outstanding, shall not vary from the aggregate average life reflected in the sinking fund schedule for the Initial Series Bonds by more than 18 months), so as to minimize the net present value of the Basic Rent payments by the Lessee over the Basic Lease Term, discounted on a semi-annual basis at an annual interest rate of 11 percent, while preserving Net Economic Return.

           (c) Reoptimization. Upon the occurrence of a Tax Law Change of the type referred to in subclause (C) of Section 3(e)(v) of the Facility Lease or any Tax Rate Change (and in addition to the reoptimization of any of the sinking fund or amortization schedules for the Bonds in connection with a refunding pursuant to Section 2(b)), subject to the satisfaction of the conditions set forth in Section 10(c) and this Section 2, the Owner Trustee, at the written request of the Lessee (with copies to be given to the Owner Participant and the Indenture Trustee), in the case of a Tax Law Change of the type referred to in this subsection (c), or at the written request of the Owner Participant (with copies to be given to the Lessee and the Indenture Trustee), in the case of a Tax Rate Change, given within two years after the date of such Tax Law Change or Tax Rate Change, as the case may be, shall reoptimize or cause the reoptimization of the sinking fund or amortization schedules for the Bonds of any series to the extent not inconsistent with the provisions, if any, of the Indenture and such Bonds and in accordance with, and in the manner contemplated by,
     Section 3 of the Facility Lease. Upon the receipt from the Owner Participant of the reoptimized sinking fund or amortization schedule for such Bonds and the other information referred to in Article Six of the Indenture, together with verification thereof if requested by the Lessee pursuant to Section 3(f)(ii) of the Facility Lease, the Owner Trustee shall deliver to the Indenture Trustee an Owner Trustee Request pursuant to said Article Six. The Owner Trustee, the Indenture Trustee, the Collateral Trust Trustee and Funding Corporation may rely on any reoptimized sinking fund or amortization schedules and other information furnished by the Owner Participant.

          (d) Cooperation. Subject to the applicable conditions to their obligations herein provided, each of the Lessee, the Owner Trustee, the Owner Participant and Funding Corporation agrees that it will cooperate in connection with any refunding or reoptimization contemplated herein and enter into such additional agreements and such supplements or amendments to or consents under the Transaction Documents as may reasonably be requested to effectuate the transactions contemplated in connection with any such refunding or reoptimization."

     (d)  The following is added to the end of Section 6(b):

          "(6) No-Petition Agreement. Following the issuance of any Additional Bonds to or upon the order of Funding Corporation and prior to the 181st day following the payment in full of such Bonds and the discharge of the Collateral Trust Indenture in accordance with its terms, the Owner Participant agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of, or in respect of, Funding Corporation under the Bankruptcy Code or any other applicable Federal or state law or the law of the District of Columbia."

     (e)  Section 7(b) is amended as follows:

      (1) The introductory text of Section 7(b) is deleted and the following inserted in lieu thereof:

           "(b) Agreements of FNBC and the Owner Trustee. FNBC agrees, in its individual capacity as set forth in clauses
     (1),  (3),  (4)  (as to FNBC) and (6), (7) and  (8)  (as  to
     FNBC),  and the Owner Trustee agrees as set forth in clauses
     (2)  and (4) (as to the Owner Trustee) and (5), (6), (7) and
     (8) (as to the Owner Trustee) below, that:"

     (2)  The following is added to the end of Section 7(b):

          "(8) No-Petition Agreement. Following the issuance of any Additional Bonds to or upon the order of Funding Corporation and prior to the 181st day following the payment in full of such Bonds and the discharge of the Collateral Trust Indenture, in accordance with its terms, each of FNBC and the Owner Trustee agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of, or in respect of, Funding Corporation under the Bankruptcy Code or any other applicable Federal or state law or the law of the District of Columbia."

     (f)  The following is added to the end of Section 8(b):

          "(3) No-Petition Agreement. Following the issuance of any Additional Bonds to or upon the order of Funding Corporation and prior to the 181st day following the payment in full of such Bonds and the discharge of the Collateral Trust Indenture in accordance with its terms, each of the Corporate Indenture Trustee and the Individual Indenture Trustee agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of, or in respect of, Funding Corporation under the Bankruptcy Code or any other applicable Federal or state law or the law of the District of Columbia."

     (g)  The following is added immediately following Section 8:

     "SECTION 8A.  Representations, Warranties and Agreements  of
     Funding Corporation.

      (a) Representations and Warranties. Funding Corporation represents and warrants that:

           (1) Due Organization. Funding Corporation is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as presently conducted, own its properties, and enter into and perform its obligations under this Participation Agreement and each other Transaction Document to which it is, or is to become on or before the Refunding Date, a party. Funding Corporation has not failed to qualify to do business or be in good standing in any jurisdiction where failure to so qualify or be in good standing would materially and
     adversely  affect  its  ability  to  perform  any   of   its
     obligations under this Participation Agreement or any Transaction Document to which it is, or is to become on or before the Refunding Date, a party.

          (2) Due Authorization; Enforceability. The execution, delivery and performance by Funding Corporation of this Participation Agreement and each other Transaction Document to which it is, or is to become on or before the Refunding Date, a party have been duly authorized by all necessary corporate action on the part of Funding Corporation and do not require the consent or approval of the stockholders of Funding Corporation. Each of this Participation Agreement and each other Transaction Document to which it is, or is to become on or before the Refunding Date, a party has been duly executed and delivered by Funding Corporation and constitutes a legal, valid and binding agreement of Funding Corporation enforceable against it in accordance with its terms.

           (3) No Violation. Neither the execution, delivery or performance by Funding Corporation of this Participation Agreement or the other Transaction Documents to which it is a party, nor the consummation by Funding Corporation of the transactions contemplated hereby and thereby, nor compliance by Funding Corporation with the provisions hereof and thereof, conflicts or will conflict with, or results or will result in the breach of any provision of, the Certificate of Incorporation or By-Laws of Funding Corporation or any
     indenture, mortgage or agreement to which Funding Corporation is a party or by which it or its property is bound, or contravenes any Federal, Delaware or New York law applicable to it or requires any Governmental Action with respect to Funding Corporation under any Federal, Delaware or New York law applicable to it. Funding Corporation is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act.

          (4)  No Other Business.  Except as contemplated by this
     Participation Agreement and the other Transaction Documents,
     Funding Corporation has not engaged in any business or activity of any type or kind whatsoever.

           (5) Investment Representations. Funding Corporation will acquire each Bond to be acquired by it hereunder and under the Indenture solely for purposes of pledging such Bond to the Collateral Trust Trustee to secure Collateral Bonds issued from time to time under the Collateral Trust Indenture. Funding Corporation understands that no Bond to be acquired by it hereunder or under the Indenture will have been registered under the Securities Act and that each such Bond will bear the legend set forth in Section 2.08 of the Indenture.

           (6) ERISA. Funding Corporation will not acquire any Bond with the "plan assets" (within the meaning of regulations of the United States Department of Labor) of any "employee benefit plan" within the meaning of Section 3(3) of ERISA or any "plan" within the meaning of Section 4975(e)(1) of the Code.

     (b)  Agreements.  Funding Corporation agrees that:

          (1) Transfers of Bonds. Any transfer or assignment of any Bond acquired by it or of all or any part of Funding Corporation's interest hereunder or under any other Transaction Document shall be effected in compliance with the registration requirements of the Securities Act, or pursuant to an exemption therefrom, and on the express condition that the transferee, assignee or participant shall agree to be bound by the terms and provisions hereof and thereof. Funding Corporation will not sell, exchange or transfer any Bond to any other Person (other than to the Collateral Trust Trustee) unless such transferee delivers to the Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee a representation and warranty (and an opinion of counsel satisfactory to each such Person) to the effect that neither the transfer of such Bond to, nor the ownership of such Bond by, such transferee will cause such transferee, or any such Person, to be engaged in a "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, which is not at such time subject to an exemption contained in ERISA or in the rules, regulations, releases or bulletins adopted thereunder.

            (2) Redemption of Collateral Bonds. Except as provided in the Transaction Documents, Funding Corporation will not refinance or optionally redeem any Collateral Bond issued in connection with any Bond without the consent of the Lessor and Lessee.

          (3)  Quiet Enjoyment.  Funding Corporation acknowledges
     Section 6(a) of the Facility Lease.

           (4) No Other Business. During such time as any Bond acquired by it is Outstanding and held by the Collateral Trust Trustee as security for its obligations, Funding Corporation will not (i) engage in any business or activity other than in connection with the Transaction Documents, or
     (ii) amend or engage in any activity or take any action not permitted by Article THIRD, FOURTH or SIXTH of its Certificate of Incorporation, as in effect on the date of execution and delivery hereof, without, in each case, the consent of the Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee.

     (c) Agreements with the Indenture Trustee. Funding Corporation hereby (i) acknowledges and agrees that, in connection with this Participation Agreement, the Indenture Trustee shall have the benefits and protections of Article Eight of the Indenture and (ii) agrees that, to the extent it becomes a Holder, in the event of a conflict between the provisions of this Participation Agreement and the Indenture, the Indenture Trustee shall, as between the Indenture Trustee and Funding Corporation, be fully protected in relying on the express terms of the Indenture.

      (h)   The following is added immediately following  Section
8A:

      "SECTION  8B.  Representations and Warranties of Collateral
Trust Trustee.

          Collateral Trust Trustee represents and warrants that:

           (1) Due Organization. Collateral Trust Trustee is duly organized and validly existing in good standing under the laws of the state of New York and has the power and authority and legal right to enter into and perform its obligations under the Collateral Trust Indenture, this Participation Agreement, the Refunding Agreement and each other Transaction Document to which it is, or is to become on or before the Refunding Date, a party.

           (2) Due Authorization. The execution, delivery and performance by Collateral Trust Trustee of the Collateral Trust Indenture, this Participation Agreement, the Refunding Agreement and each other Transaction Document to which Collateral Trust Trustee is, or is to become on or before the Refunding Date, a party have been, or on or before the Refunding Date will have been, duly authorized by all necessary corporate action of Collateral Trust Trustee and each has been, or on or before the Refunding Date will have been, duly executed and delivered by Collateral Trust Trustee and do not and will not require the consent or approval of any stockholder or any trustee or holder of any of its indebtedness or other obligations, except such as have been, or on or before the Refunding Date will have been, duly obtained, given or accomplished.

           (3) Execution; Authentication of Bonds. (i) Each of the Collateral Trust Indenture, this Participation Agreement, the Refunding Agreement and each other Transaction Document to which Collateral Trust Trustee is, or is to become on or before the Refunding Date, a party has been, or on or before the Refunding Date will have been, duly executed and delivered by Collateral Trust Trustee and constitutes, or upon execution and delivery thereof will constitute, the legal, valid and binding agreement of Collateral Trust Trustee, enforceable against Collateral Trust Trustee in accordance with its terms; and (ii) each officer of Collateral Trust Trustee who shall authenticate any Refunding Collateral Bond to be issued pursuant to the Collateral Trust Indenture shall be, at the time of such authentication, an Authorized Officer.

           (4) No Violation. None of the execution and delivery by Collateral Trust Trustee of the Collateral Trust Indenture, this Participation Agreement, the Refunding
     Agreement or any other Transaction Document, the authentication by the Collateral Trust Trustee of any Refunding Collateral Bond, the consummation by Collateral Trust Trustee of the transactions contemplated hereby or thereby, and the compliance by Collateral Trust Trustee with the provisions hereof or thereof, contravenes or will contravene any Applicable Law governing Collateral Trust Trustee's banking or trust powers, or contravenes or results in a breach of, or constitutes a default under, Collateral Trust Trustee's Articles of Incorporation or By-laws or similar organizational documents, or requires any Governmental Action under any Federal law or law of its state of organization, except such as has been, or on or before the Refunding Date will have been, duly obtained, given or accomplished."

     (i)  Section 9 is amended as follows:

     (1) 9(a)(5) is amended by deleting clause (ii) of the first paragraph thereof and inserting the following in lieu thereof:

     "(ii) as, on or before any Refunding Date or Reoptimization Date, in the case of Governmental Actions required in connection with the issuance of Bonds and Collateral Bonds on any such date, will have been duly obtained, given or accomplished, with true copies thereof delivered to the Owner Participant and the Indenture Trustee;"

     (2) Section 9(b)(1) is amended by adding the words "and the Collateral Trust Trustee" after the words "the Owner Trustee" in the first parenthetical thereof.

      (3)   Section 9(b)(2) is amended by adding the  words  "the
Collateral  Trust  Trustee" immediately after  the  words  "Owner
Participant" after each place where the words "Owner Participant" appear.

     (4)  Section 9(b)(3) is amended by (A) deleting subparagraph
(iv) and inserting the following in lieu thereof:

           "(iv) Bonds and Collateral Bonds. The Lessee will not, nor will it permit any of its Affiliates to, acquire any of the Bonds or Collateral Bonds without the written consent of the Owner Participant; provided, however, that the Lessee may purchase Bonds or Collateral Bonds without such consent so long as (A) the amount of Bonds or Collateral Bonds held at any time by the Lessee (and any Affiliates) does not exceed 25% in aggregate principal amount of the Bonds or Collateral Bonds, as the case may be, outstanding, (B) no such Bonds or Collateral Bonds are so acquired prior to 18 months following the date of the initial authentication and delivery of the Collateral Bonds, and (C) the Lessee shall have notified the Indenture Trustee or Collateral Trust Trustee, as the case may be, that it holds such Bonds or Collateral Bonds and, in determining whether or not the Holders of the requisite principal amount of the Bonds or Collateral Bonds outstanding under the Indenture or Collateral Trust Indenture, or the outstanding Bonds or Collateral Bonds of any series, have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or Collateral Trust Indenture or whether or not a quorum is present at a meeting of holders, all such Bonds and Collateral Bonds shall be disregarded and deemed not outstanding."

and (B) adding the following to the end thereof:

     "(xviii) No-Petition Agreement. Following the issuance of any Additional Bonds to or upon the order of Funding Corporation and prior to the 181st day following the payment in full of such Bonds and the discharge of the Collateral Trust Indenture in accordance with its terms, the Lessee agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of, or in respect of, Funding Corporation under the Bankruptcy Code or any other applicable Federal or state law or the law of the District of Columbia."

     (j)  Section 10(c) is amended as follows:

      (1) The introductory text of Section 10(c) is deleted and the following inserted in lieu thereof:

           "(c) Conditions to Refunding or Reoptimization. In addition to the limitations set forth in Section 2(b) or 2(c), as the case may be, the obligation of the Owner Participant and, if Funding Corporation is being utilized in connection therewith, Funding Corporation to participate in a refunding or reoptimization of any Outstanding Bonds shall be subject to the fulfillment on or before the applicable Refunding Date or Reoptimization Date of the following conditions precedent (but in the case of a reoptimization, only the conditions specified in clauses (3), (5), (6) and
     (8) below) (each instrument, document, certificate, opinion or other writing to be in form and substance satisfactory to the Owner Participant and, if applicable, Funding Corporation):"

      (2) Paragraph (2) of Section 10(c) is deleted and the following inserted in lieu thereof:

           "(2) Bonds and Collateral Bond Transactions. (A) If Funding Corporation is being utilized in connection with such refunding, Funding Corporation shall have received proceeds from the sale of Refunding Collateral Bonds in an amount sufficient to make the Refunding Loan; (B) the Indenture Trustee shall have received (x) the proceeds from the sale of Refunding Bonds or, if Funding Corporation is being utilized in connection with such refunding, the proceeds of the Refunding Loan, in either case in an amount sufficient to provide for payment in full of the principal of, premium, if any, and interest on the Refunded Bonds, together with any other amounts then due and owing pursuant to the Indenture and (y) from the Lessee (as a special payment of Basic Rent, if the Refunding Date shall be a date other than January 2 or July 2 of any year), an amount equal to the accrued interest on the Refunded Bonds from, and including, the later of the date thereof or the date to which interest thereon shall have been paid to, but excluding, the applicable Refunding Date; (C) the Owner Trustee shall have received the Bonds to be executed by it in accordance with Section 2(b) of this Participation Agreement together with instructions from the Owner Participant to execute and deliver the same, and the Owner Trustee shall have executed, and the Indenture Trustee shall have authenticated and delivered, the Refunding Bonds; and
     (D) if Funding Corporation is being utilized in connection with such refunding, the Collateral Trust Trustee, as pledgee of such Refunding Bonds issued to or upon the order of Funding Corporation, shall have accepted the applicable supplemental indenture to the Collateral Trust Indenture subjecting such Refunding Bonds to the lien thereof."

      (3) Paragraph (4) of Section 10(c) is deleted and the following inserted in lieu thereof:

           "(4) Registration Statement. If the Additional Bonds or Refunding Collateral Bonds will be sold in a public offering, the Owner Participant and the Owner Trustee shall have received an Officers' Certificate of the Lessee, dated the applicable Refunding Date, to the effect that, on the date it becomes effective and on the Refunding Date, the Registration Statement relating to such Additional Bonds or Collateral Bonds did not and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading."

      (4) Paragraph (5) of Section 10(c) is deleted and the following inserted in lieu thereof:

           "(5) Opinions of Counsel. If Funding Corporation is being utilized in connection with such refunding, the Owner Participant, the Owner Trustee and the Indenture Trustee shall have received a favorable opinion of Reid & Priest LLP, as counsel for Funding Corporation, dated the Refunding Date or Reoptimization Date, as the case may be, and addressed to the Owner Participant, Owner Trustee, and the Indenture Trustee, addressing such matters relating to the transactions in connection with the Refunding Bonds to be issued on such date, or, in the case of a reoptimization, the adjustments to the sinking fund or amortization schedules of Outstanding Bonds to take place on such date, as the Owner Participant, the Owner Trustee or the Indenture Trustee may reasonably request. The Owner Participant, the Owner Trustee and the Indenture Trustee shall have received favorable opinions of the Owner Participant's Special Counsel, Owner Trustee's Counsel, Owner Participant's Special Louisiana Counsel, Lessee's Counsel and Lessee's Special Counsel, each dated the applicable Refunding Date or Reoptimization Date, and addressing such matters relating to the transactions in connection with the Refunding Bonds to be issued on such date, or, in the case of a reoptimization, the adjustments to the sinking fund or amortization schedules of Outstanding Bonds to take place on such date, as the Owner Participant, the Owner Trustee or the Indenture Trustee may reasonably request. The Owner Participant shall have also received an opinion of Owner Participant's Special Tax Counsel, dated the applicable Refunding Date or Reoptimization Date, and addressed to the Owner Participant, that the issuance of the Refunding Bonds to be issued and the consummation of the other transactions to be consummated on such date shall not result in any adverse tax consequences to the Owner Participant. Notwithstanding the foregoing provisions of this Section 10(c)(5), on any Reoptimization Date which is not a Refunding Date, the opinions of Owner Trustee's Counsel and Owner Participant's Special Louisiana Counsel" shall not be required.

      (5) Paragraph (6) of Section 10(c) is amended by inserting the words "or Collateral Bond" immediately after the word "Bond".

     (6) Paragraphs (7) and (8) of Section 10(c) are deleted and the following inserted in lieu thereof:

           "(7) Receipt of Documents. The Owner Participant and the Owner Trustee shall have received copies of, and shall be entitled to rely upon, all documents, certificates, agreements and opinions furnished by or on behalf of the Lessee and, if applicable, Funding Corporation pursuant to the Underwriting Agreement. If Funding Corporation is being utilized in connection with such refunding, Funding Corporation and the Collateral Trust Trustee shall have received copies of all documents previously delivered to the Indenture Trustee pursuant to Section 10(a).

           (8) Representations and Warranties. In the case of Funding Corporation, the representations and warranties of the Owner Participant, FNBC and the Owner Trustee, and the Lessee set forth in subclauses (1) through (4) and (9) of
     Section 6(a), subclauses (1) through (10) of Section 7(a), and subclauses (1) through (5), (10), (11), (12), (15), (16)
     and (19) of Section 9(a), respectively, shall be true and correct on and as of the applicable Refunding Date with the same effect as though made on and as of such applicable Refunding Date (with all references to the Closing Date in such representations and warranties being deemed to refer to the applicable Refunding Date); in the case of the Owner Participant, the representations and warranties of FNBC and the Owner Trustee, Funding Corporation, if applicable, and the Lessee set forth in Sections 7(a), 8A(a) and subclauses
     (1)  through  (6),  (15), (16) and  (19)  of  Section  9(a), respectively, shall be true and correct on and as of the applicable Refunding Date with the same force and effect as though made on and as of such Refunding Date (with all references to the Closing Date being deemed to refer to the applicable Refunding Date); the Owner Participant and, if Funding Corporation is being utilized in connection with such refunding, Funding Corporation shall have received appropriate certificates, dated the Refunding Date, to such effect (and, with respect to paragraph (3) above, from the Lessee); and the Owner Participant, FNBC and the Owner Trustee, the Indenture Trustee, the Lessee and, if applicable, Funding Corporation shall provide such additional representations and warranties as of the applicable Refunding Date as the Owner Participant or Funding Corporation shall reasonably request.

          (9) Satisfaction of Underwriting Agreement Conditions. The conditions to the obligations of Funding Corporation or the Owner Trustee, as the case may be, under the related Underwriting Agreement shall have been met or waived by Funding Corporation or the Owner Trustee, as the case may be."

     (k)  Section 12 is amended as follows:

          (1)  The first paragraph of Section 12(a) is amended by
     (A) deleting clause (i) and inserting the following in lieu thereof:

                "(i) Unit 3, the Undivided Interest, the Unit 3 Site, the Waterford Plant or the Waterford Plant Site or any part of any thereof, the Operating Agreement, the issuance or payment of the Bonds or the Collateral Bonds, this Participation Agreement or any other Transaction Document or Underwriting Agreement (including, without limitation, the performance, nonperformance or enforcement of any of the obligations and terms hereunder or thereunder),"

     ;   (B)   deleting  subclause  (E)  from  the  parenthetical
     immediately   preceding  the  proviso  and   inserting   the
     following in lieu thereof:

                "(E) any claim of any Indemnitee incurred in the administration of this Participation Agreement or any other Transaction Document and not paid as Transaction Expenses or Refunding Expenses or included in Facility Cost and, if not included in Transaction Expenses or Refunding Expenses, the reasonable fees and disbursements of counsel and other professionals incurred in connection therewith."

     ; (C) deleting clause (3) in the proviso and inserting the following in lieu thereof:

               "(3) for any Transaction Expense to be paid by the Owner Trustee pursuant to Section 13(a) or Refunding
          Expenses to be paid by the Owner Trustee pursuant to the Refunding Agreement,"

     ; and (D) deleting clause (5) in the proviso and inserting the following in lieu thereof:

                "(5)  in  the case of the Indenture Trustee,  the
          Collateral Trust Trustee or Funding Corporation, for any Claim based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement or any document or agreement in connection with the sale of Additional Bonds or Collateral Bonds which is based upon information furnished to the Lessee or its agents by such party expressly for use therein,"

      (2) The second paragraph of Section 12(a) is amended by deleting the second sentence and inserting the following in lieu thereof:

               "Nothing contained in this Participation Agreement shall be construed as constituting a guaranty by the Lessee of the principal of or premium, if any, or interest on the Bonds or the Collateral Bonds or of the residual value or useful life of the Undivided Interest."

      (3) Section 12(b)(1) is amended by deleting clauses (iv) through (vii) in the second paragraph thereof and inserting the following in lieu thereof:

                "(iv)  the Transaction Documents or the issuance,
          refunding or refinancing of the Bonds or the Collateral Bonds pursuant to the Indenture or the Collateral Trust Indenture, or any other document executed and delivered in connection with the consummation or confirmation of the transactions contemplated by the Transaction Documents or any Indemnitee's interest in any of the foregoing, or the execution, issuance, delivery, acquisition or subsequent transfer of any of the foregoing (other than with respect to a reoptimization of the Bonds at the request of the Owner Participant pursuant to Section 2(c)), (v) the Indenture Estate or the property, or the income or other proceeds received with respect to the property, held by the Indenture Trustee under the Indenture, (vi) Franchise Taxes imposed on the Owner Participant or the Lessor to the extent provided in Section 12(b)(3), (vii) any Taxes imposed on Funding Corporation, or (viii) otherwise with respect to or in connection with the transactions contemplated by the Transaction Documents."

     (4) Section 12(b)(2) is amended by (a) adding the words "or Refunding Expenses" immediately after the words "Transaction Expenses" in clause (xi) thereof, and (b) by substituting "," for the word "or" between "Lessor" and "Indenture Trustee" and by adding "or the Collateral Trust Trustee" after "Indenture Trustee" in clause (vi) thereof.

     (5)  The following is added to the end of Section 12:

                     "(e) Funding Corporation. Section 12(b)(2) and (5) shall not apply to any Tax imposed on Funding
          Corporation  or  the trust estate under the  Collateral
          Trust Indenture."

      (l) Paragraph (c) of Section 13 is deleted and the following inserted in lieu thereof:

           "(c) Post-Closing Expenses. The Lessee will pay (in addition to any amounts payable by it pursuant to Section 13(b)), as Supplemental Rent, (i) the ongoing fees, expenses, disbursements, administrative costs and other costs (including legal, accounting, pricing and other professional fees and expenses) of or incurred by the Owner Trustee, the Indenture Trustee, the Collateral Trust Trustee and the Owner Participant, including in connection with the issue, sale and purchase of Bonds and Collateral Bonds after the Closing Date, and (ii) all reasonable fees, expenses, disbursements and costs (including legal and other professional fees and expenses) incurred by the Owner Participant, the Owner Trustee, the Indenture Trustee and the Collateral Trust Trustee in connection with (a) any Default, Event of Default, Indenture Default or Indenture Event of Default, (b) the entering into or giving or withholding of any amendment, modification, supplement, waiver, consent or other action with respect to any Transaction Document or Financing Document, (c) any Event of Loss, Deemed Loss Event, Financial Event or Inchoate Financial Event, (d) any transfer of all or any part of the right, title and interest of the Indenture Trustee in, to and under the Transaction Documents (except to the extent arising from any transfer by the Owner Participant of its right, title and interest in, to and under any of the Transaction Documents or the Trust Estate pursuant to
     Section 14), (f) any Special Transfer, (g) any refunding or reoptimization pursuant to Section 2(b) or 2(c) (except to the extent (i) constituting Transaction Expenses, (ii) that the fees, expenses, disbursements and costs of the Owner Participant in connection with any refunding or reoptimization shall exceed $50,000, or (iii) arising from any reoptimization in connection with a Tax Rate Change),
     (h) any removal or replacement of the Owner Trustee and (i) any amendment to a Decommissioning Trust Agreement."

     (m)  Section 19 is amended and restated as follows:

     "SECTION 19.  Notices, etc.

           All communications, notices and consents provided for herein shall be in writing, including telex, telecopy or other wire transmission containing a request for assurance of receipt in a manner typical with respect to communications of that type, or mailed by registered or certified mail, and shall be addressed (i) if to the Owner Participant, at the address for notices set forth on
     Schedule 1; (ii) if to FNBC or the Owner Trustee, at 210 Baronne Street, New Orleans, Louisiana, 70112, Attention:
     Corporate Trust Department; (iii) if to IT or the Indenture Trustee, at _______________; (iv) if to Funding Corporation, c/o National Corporate Research, Ltd., 19 East Loockerman Street, Dover, Delaware 19901; (v) if to the Collateral Trust Trustee, _______________________; and (vi) if to the
     Lessee, at 317 Baronne Street, New Orleans, Louisiana 70112,
     Attention: Treasurer, or at such other address as any party (or its successors or permitted assigns hereunder) hereto may from time to time designate by notice duly given in accordance with the provisions of this Section to the other parties hereto. All such communications, notices and consents given in the manner provided above shall be effective (x) if sent by telex, telecopy or other wire transmission, on the date of transmission thereof, or (y) if sent by mail, three Business Days after being mailed."

     (n) Schedule 5 to the Participation Agreement is amended to include the additional Pricing Assumptions set forth in Schedule
1 hereto.

      (o) Appendix A to the Participation Agreement is hereby amended as set forth in Schedule A-1 to Appendix A attached hereto.


                          ARTICLE TWO

                         MISCELLANEOUS

Section 2.01.  Execution.

           This  PA  Amendment No. 1 may be executed in  separate
counterparts, each of which when so executed and delivered  shall
be   an  original,  but  all  such  counterparts  shall  together constitute but one and the same instrument.

Section 2.02.  Governing Law.

           This PA Amendment No. 1 has been negotiated and delivered in the State of New York and shall be governed by, and be construed in accordance with, the laws of the State of New
York.

Section 2.03.  Concerning the Owner Trustee.

          FNBC is entering into this PA Amendment No. 1 solely as Owner Trustee under the Trust Agreement and not in its individual capacity. Anything herein to the contrary notwithstanding, all and each of the agreements and obligations herein made or undertaken on the part of the Owner Trustee are made or undertaken not as personal agreements of FNBC, but are made and undertaken solely for the purpose of binding only the Trust Estate and nothing contained in this Participation Agreement shall entitle any person to any claim against FNBC in its individual capacity or any of its assets.

          IN WITNESS WHEREOF, the parties hereto have caused this PA Amendment No. 1 to be duly executed by their respective officers thereunto duly authorized.

                              ESSL 2, INC., as Owner Participant


                              By
                                   Name:
                                   Title:

                              W3A FUNDING CORPORATION


                              By
                                   Name:
                                   Title:

                              FIRST NATIONAL BANK OF COMMERCE, not in
                              its individual capacity, but solely
                              as  Owner  Trustee under the  Trust
                              Agreement


                              By
                                   Name:
                                   Title:

                              BANKERS TRUST COMPANY, as Corporate
                              Indenture  Trustee  and  Collateral
                              Trust Trustee


                              By
                                   Name:
                                   Title:



                              STANLEY BURG, not in his individual
                              capacity  but solely as  Individual
                              Indenture Trustee

                              LOUISIANA POWER & LIGHT COMPANY, as Lessee


                              By
                                   Name:
                                   Title:

                           Schedule 1

                       Pricing Assumptions



Basic Rent, Casualty Values and Special Casualty Values, as set forth in the Facility Lease, as amended by Lease Supplement No. 1, dated as of _________ __, 1996, for dates occurring after the Refunding Date set forth below, have been computed on the basis of the following additional Pricing Assumptions which hereby supplement and amend Schedule 5 to the Participation Agreement:

1.   Refunding Date:     ___________________ __, 199_

2.   Interest Rate and
     Amortization of
     199_ Bonds:         See Supplemental Indenture No. 2, dated as
                         of _____________, 199_


3.   Refunding Expenses: $____________ paid by the Owner  Trustee
                         on   the   Refunding  Date  from   funds
                         provided   by   the  Owner   Participant
                         (amortized  on  a  straight-line   basis
                         during the period commencing on the Refunding Date and ending on the last day of the Basic Lease Term).

4.  Accrued  Interest:   $____________ paid by the  Owner Trustee
                         on the Refunding Date as interest from _________ _, 199_ to the Refunding Date on the Initial Series Bonds which are redeemed on the Refunding Date.

5.  Premium:             $____________ paid  by the Owner Trustee
                         on the Refunding Date in respect of the premium on the Initial Series Bonds redeemed on the Refunding Date.

6.  ____  Bonds:         $_____________ issued by the Owner Trustee in
                         accordance with the Refunding Agreement,
                         Supplemental Indenture No. 2,  dated  as
                         of   ________   _,   199_,   and   other
                         Transaction Documents and not in excess of 105% of the outstanding principal amount of the Initial Series Bonds as of the Refunding Date.

7.   Additional Equity
     Investment:         $____________ funded by the Owner Trustee
                         or the Owner Participant, as the case may be, on the Refunding Date.

8.   Supplemental Rent:  $_____________ paid by the Lessee on the
                         Refunding Date.

9.   Owner Participant's
     Marginal State
     Tax Rate(s):        9.5281%; 9%, beginning in fiscal year 1991.

10.  Owner Participant's
     Marginal Federal
     Tax Rate(s):        34%; 35%, beginning in fiscal year 1991.

11.  Tax Payment
      Method(s):         90/10;
                         93/7, beginning in fiscal year 1992;
                         97/3, beginning in fiscal year 1993;
                         100/0, beginning in fiscal year 1994.

                                                     SCHEDULE A-1
                                                          TO
                                                       APPENDIX A
                                                    (Definitions)

      Appendix A ("Definitions") to the Participation Agreement and the other Transaction Documents (as defined therein) is hereby amended as follows:

      (a)  The following definitions are deleted from Appendix A:
"Authenticating Agent", "Authorized Agent", "Bond Registrar", "Initial Interest Payment Date", "Paying Agent", "Place of Payment", "Predecessor Bonds", "Regular Record Date" and "Special Record Date".

     (b)  The following definitions are added to Appendix A:

          (1) "Collateral Bonds" shall mean all bonds, notes and other evidences of indebtedness from time to time issued and outstanding under the Collateral Trust Indenture.

           (2) "Collateral Trust Indenture" shall mean (x) in respect of the refunding of the Initial Series Bonds, the Collateral Trust Indenture, dated as of __________ __, 199_, among the Lessee, Funding Corporation and the Collateral Trust Trustee, and (y) in respect of any refunding from time to time of Additional Bonds pursuant to Section 2(b) of the Participation Agreement, the related collateral trust indenture, in form and substance satisfactory to the Owner Participant, among the Lessee, Funding Corporation and the Collateral Trust Trustee.

           (3) "Collateral Trust Trustee" shall mean (x) in respect of the Collateral Trust Indenture entered into in connection with the refunding of the Initial Series Bonds, ____ and its successors or assigns, and (y) in respect of any Collateral Trust Indenture utilized in connection with the refunding of Additional Bonds pursuant to Section 2(b) of the Participation Agreement, the bank or trust company acting as trustee thereunder and its successors or assigns.

          (4) "Funding Corporation" shall mean (x) in respect of the refunding of the Initial Series Bonds, W3A Funding Corporation, a Delaware corporation, and (y) in respect of any refunding of Additional Bonds pursuant to Section 2(b) of the Participation Agreement, any special-purpose entity that issues Collateral Bonds to provide funds to refund such Additional Bonds.

           (5) "Refunding Agreement" shall mean the Refunding Agreement No. __, dated as of __________, among the Owner
Participant, the Owner Trustee, Funding Corporation, the Indenture Trustee, the Collateral Trust Trustee and the Lessee.

          (6) "Refunding Collateral Bonds" shall mean any one or more series of Collateral Bonds issued and sold by Funding
Corporation, a portion of the proceeds of which will be applied to the refunding of the Initial Series Bonds or any Additional Bonds.

           (7) "Refunding Expenses" shall have the meaning set forth in the Refunding Agreement.

           (8) "Refunding Loan" shall have the meaning set forth in Section 2(b) of the Participation Agreement.

      (c) The following definitions in Appendix A are revised as set forth below:

           (1) The definition of "Indemnitees" is amended and restated as follows:

                     "Indemnitees"  shall mean  FNBC,  the  Owner
          Trustee, the Corporate Indenture Trustee, the Individual Indenture Trustee and the Collateral Trust Trustee, each in their individual and fiduciary capacities, the Owner Participant, Funding Corporation, the Trust, the Trust Estate, the Indenture Estate, the indenture estate under the Collateral Trust Indenture, any Affiliate of any of the foregoing and the respective successors, assigns, agents, shareholders, officers, directors or employees of any of the foregoing.

           (2) The definition of "Net Economic Return" is hereby amended and restated to be as follows:

                         "Net Economic Return" shall mean:

                      (i)    the  net  after-tax  economic  yield
          expected by the Owner Participant as of the date of the initial authentication and delivery of the 199_ Bonds (as defined in the Indenture) with respect to the Undivided Interest, calculated using the Assumptions and the computations of Basic Rent, Casualty Values and Special Casualty Values derived therefrom (the "Schedules and Assumptions") as such yield shall be adjusted pursuant to and in accordance with Section 3 of the Facility Lease and as agreed between the Lessee and the Owner Participant; and

                     (ii) the sum of after-tax cash flow over the
          Basic Lease Term at least equal to that expected by the Owner Participant as of the date of the initial authentication and delivery of the 199_ Bonds calculated using the Schedules and Assumptions (the "Original After-Tax Cash Flow"); and

                     (iii)  the same general pattern of after-tax
          Earnings originally expected by the Owner Participant as of the date of the initial authentication and delivery of the 199_ Bonds calculated using the Schedules and Assumptions.

           Notwithstanding the above, nothing in this definition shall be construed to obligate the Lessee to restore any portion of a reduction in Earnings where such portion of the reduction is due to events other than changes in Basic Rent provided for in the Transaction Documents, including, by example, changes in Financial Accounting Standards Board Statement No. 13 occurring after the date of the initial authentication and delivery of the ______ Bonds.

           For the purposes of this definition, the Assumptions shall be deemed to include the assumptions that (i) the Owner Participant is fully taxable during the entire Basic Lease Term (provided, however, that nothing in this definition or the Participation Agreement shall be construed to be a representation by the Owner Participant as to the actual residual value assumed by the Owner Participant for purposes of calculating its earnings according to Financial Accounting Standards Board Statement No. 13 accounting or for any other purpose) and (ii) none of the equity investment is comprised of borrowed funds.

           (3) The definition of "Officers' Certificate" is amended and restated as follows:

                      "Officers'   Certificate"  shall   mean   a
          certificate signed by the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Person with respect to which such term is used.

           (4) The definition of "Registration Statement" is amended and restated as follows:

           "Registration Statement" shall mean a registration statement, including all exhibits and all documents incorporated in such registration statement by reference, filed with the SEC under the Securities Act with respect to (x) in the case of the transactions contemplated to occur on the Closing Date, the offer, issue and sale of the Initial Series Bonds, and (y) in the case of the transactions contemplated to occur on any Refunding Date, the offer, issue and sale of any Refunding Collateral Bonds or Additional Bonds.

          (5) The definition of "Responsible Officer" is amended by adding the following after the words "shall mean" in the first line thereof:

                     (i)   when used with respect to the Trustee,
          any officer within the Corporate Trust Office including any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Managing Director or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject, and (ii)

and by adding word "other" after the words "agreement or obligation of any" in the second line thereof.

           (6) The definition of "Transaction Documents" is amended by adding the words" and the Collateral Trust Indenture, the Refunding Agreement and the Collateral Bonds" after the word
"Bonds".

           (7) The definition of "Underwriting Agreement" is amended and restated as follows:

          "Underwriting Agreement" shall mean (x) with respect to the Initial Series Bonds, Underwriting Agreement No. [See Additional Information], dated September 21, 1989, among the Owner Trustee, the Lessee, and the underwriter or underwriters for the Initial Series Bonds, and (y) with respect to any Refunding Collateral Bonds or Additional Bonds, the underwriting agreement among the Lessee, Funding Corporation or the Owner Trustee (as the case may be), and the underwriter or underwriters for such Collateral Bonds or Additional Bonds relating to the purchase, sale and delivery thereof.